Exhibit 99(a)(2)
LETTER OF TRANSMITTAL
TENDER CLASS B COMMON SHARES — AmREIT CUSIP #032158 20 6
Pursuant to the Offer to Purchase dated October 11, 2006 by AmREIT.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON DECEMBER 10, 2006, UNLESS THE OFFER IS EXTENDED.
     Delivery of this Letter of Transmittal to an address other than as set forth on Page 2 will not constitute a valid delivery to the Paying Agent and Depositary. You must sign this Letter of Transmittal in the Box A, with signature guarantee if required, and complete the Substitute Form W-9 on Page 2.
     The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Election and Transmittal is completed. All shareholders must complete Boxes A, B, and G. Please also read the “General Instructions”, on page 2.

FOR OFFICE USE ONLY	Debit shares	Partial	Alt. Payee	One Time Del.

	Approved	Input	Audit	Mailed

BOX A – Signature of Registered Shareholders	BOX B – Share Information
(Must be signed by all registered shareholders)	Number of Shares Represented by Each Book Lot

Signature

Signature

Telephone Number	Total Shares Surrendered:

BOX C – Special Payment Instructions	BOX D – Special Delivery Instructions
To be completed ONLY if the check is to be issued in the name(s) of someone other than the registered holder(s) in Box E. ISSUE TO:	To be completed ONLY if the check is to be delivered to an address other than that listed in Box E. MAIL TO:

Name	Name
Street Address	Street Address
City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the Substitute Form W-9 in Box G on the next page or, if applicable, the enclosed Form W-8BEN.

BOX E – Name and Address of Registered Holder(s)	BOX F – Medallion Guarantee
Please make any address corrections below	If you have completed Box C, your signature must be Medallion Guaranteed by an eligible financial institution.
☐ indicates permanent address change
Note: A notarization by a notary public is not acceptable

BOX G - Important Tax Information — Substitute Form W-9
Please provide the Taxpayer Identification Number (“TIN”) of the person or entity receiving payment for the above described shares. This box must be signed by that person or entity, thereby making the following certification:
Tax ID or Social Security Number

CERTIFICATION – Under penalties of perjury, the undersigned hereby certifies the following:
(1) The TIN shown above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued, and (2) the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup witholding because such person has not been notified by the internal Revenue Service(“IRS”) that such person is subject to backup withloding, or because the IRS has notified such person that he or she is no longer subject to backup witholding, or because such person is an exempt payee; (3) I am a US citizen or US resident alien.

Signature:	Date:

NOTICE TO NON-RESIDENT ALIENS (SHAREHOLDERS WHOSE CITIZENSHIP IS IN A COUNTRY OTHER THAN THE UNITED STATES): THE ENCLOSED W-8BEN FORM MUST BE COMPLETED AND RETURNED FOR CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO WITHHOLDING UP TO 30% OF ANY PAYMENT DUE.
General Instructions
Please read this information carefully.
•	BOX A-Signatures: All registered shareholders must sign as indicated in Box A. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity.

YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU MAY ALSO VIEW THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMEMENDED REQUIREMENTS ON-LINE AT WWW.STAI.ORG.

•	BOX B-Certificate Detail: List all Book Lot shares submitted in Box B.

•	BOX C-New Registration: Provide the new registration instructions (name, address and tax identification number) in Box C. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If this transaction results in proceeds at or above $6,000,000.00 in value please contact Wells Fargo Shareowner Services at the number listed below.

•	BOX D-One Time Delivery: Any address shown in Box D will be treated as a one-time only mailing instruction.

•	BOX E-Current Name and Address of Registered Shareholder: If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box E.

•	BOX F-Signature Guarantee: Box F (Medallion Guarantee) only needs to be completed if the name on the check will be different from the current registration shown in Box E. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•	BOX G-Important Tax Information - Substitute Form W-9: Please provide your social security or other tax identification number on the Substitute Form W-9 and certify that you are not subject to backup withholding. Failure to do so will subject you to the applicable federal income tax withholding from any cash payment made to you pursuant to the exchange.

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you.

•	Returning Letter of Transmittal: This Letter of Transmittal is to be used by shareholders of AmREIT for tendering the Class B Common Shares of AmREIT (the “Shares”) through an account maintained by the Paying Agent (as described in “The Offer—Procedure for Tendering Class B Common Shares” of the Offer to Purchase). Return this Letter of Transmittal to Wells Fargo Shareowner Services at the address below.
Wells Fargo Bank, N.A.

By Mail:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Shareowner Services	Shareowner Services
Corporate Actions Department	Corporate Actions Department
P.O. Box 64854	161 North Concord Exchange
St. Paul, Minnesota 55164-0854	South St. Paul, Minnesota 55075
For additional information please contact our Shareowner Relations Department at 1-800-380-1372.